Exhibit 1.1

Armata Pharmaceuticals, Inc.

Common Stock

($0.01 par value per share)

Capital on Demand™ Sales Agreement

December 1, 2025

JonesTrading Institutional Services LLC

325 Hudson Street, 6th Floor

New York, NY 10013

Ladies and Gentlemen:

Armata Pharmaceuticals, Inc., a Washington corporation (the “Company”), confirms its agreement (this “Agreement”) with JonesTrading Institutional Services LLC (the “Agent”), as follows:

1.            Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agent, as agent or principal, shares (the “Placement Shares”) of common stock of the Company, $0.01 par value per share (the “Common Stock”), provided, however, that in no event shall the Company issue or sell, through or to Agent, Placement Shares for an aggregate gross sales proceeds that would exceed (a) the dollar amount of shares of Common Stock registered on the Registration Statement (as defined below), (b) the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), or (c) dollar amount of shares of Common Stock permitted to be sold under Form S-3, including, if applicable, General Instruction I.B.6 of Form S-3, or (iv) the dollar amount of shares of Common Stock for which the Company has filed a Prospectus (as defined below) (the least of (i), (ii), (iii) and (iv), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance, provided that, subject to the terms of the Agreement, applicable law, and the rules of the Exchange, the Agent follows the trading instructions provided by the Company pursuant to any Placement Notice in all material respects. The issuance and sale of Placement Shares hereunder will be effected pursuant to the Registration Statement and at no earlier time than such time as the Registration Statement shall have been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares. Certain capitalized terms used in this Agreement have the meanings ascribed to them in Section 24.

As of the date hereof, the Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-289585), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of the registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement, as supplemented by Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) under the Securities Act or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, as a result of the end of the three-year period described in Rule 415(a)(5) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by one or more prospectus supplements, in the form in which such Prospectus Supplement has most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any then issued Issuer Free Writing Prospectus (defined below), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

Any reference herein to the Registration Statement, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the date of the Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”). The Company’s obligations under this Agreement to furnish, provide, deliver or make available (and all other references of like import) copies of any report or statement shall be deemed satisfied if the same is filed with the Commission through EDGAR.

2.            Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the Parties) of the number or dollar value of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective unless and until (i) the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares to be sold thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice for any reason, in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those of the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.            Sale of Placement Shares by the Agent. Subject to the provisions of Section 5(a), the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including, without limitation, (i) sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker, and (ii) by any other method permitted by law and the rules and regulations of the Exchange, including, but not limited to negotiated transactions, with the Company’s prior written consent.

4.            Suspension of Sales.

(a)            The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each party agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto as associated with such other party, as such Schedule may be amended in writing from time to time. While a suspension is in effect, any obligation under Section 7(1), 7(m) and 7(n) with respect to delivery of certificates, opinions or comfort letters to the Agent shall be waived.

5.            Sale and Delivery to the Agent; Settlement.

(a)            Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company.

(b)            Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Agent shall notify the Company of each sale of Placement Securities no later than opening day following the Trading Day that the Agent sold Placement Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)            Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of the Agent, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)            Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Further, under no circumstances shall the Company cause or permit the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement to exceed the Maximum Amount.

6.            Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with the Agent that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies otherwise:

(a)            Registration Statement and Prospectus. As of the date of this Agreement, the Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement has been or will be filed with the Commission and has been or will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notice by the Company. The Prospectus Supplement will name Agent as agent, in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been or will be so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Agent has consented. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company's knowledge, it is in compliance with all applicable listing requirements of the Exchange. The Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(b)            No Misstatement or Omission. The Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date thereof and at each Applicable Time (defined below), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by Agent specifically for use in the preparation thereof.

(c)            Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed and will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d)            Financial Information. The financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly, in all material respects, the financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments) and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with GAAP (as defined below) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which will not be material, either individually or in the aggregate) during the periods involved. The summary and selected financial data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, fairly present in all material respects the information shown therein as of the respective dates and for the respective periods specified and are derived from the financial statements set forth in the Registration Statement and the Prospectus and the other books and records of the Company. There are no financial statements that are required to be included or incorporated by reference in the Registration Statement, or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), and the Prospectus. All disclosures contained or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(e)            Conformity with EDGAR Filing. The Prospectus delivered to the Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(f)            Organization. The Company and its Subsidiaries, if any, are, and will be, duly organized, validly existing as a corporation, limited liability company or other entity, as applicable, and in good standing under the laws of their respective jurisdictions of organization. Each of the Company and the Subsidiaries is duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such license or qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(g)            Subsidiaries. The Company’s only Subsidiaries, if any, are set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. The Company owns directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.

(h)            No Violation or Default. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any Subsidiary is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(i)            No Material Adverse Effect. Subsequent to the latest date of which information is given in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or the Subsidiaries (other than (A) the grant of awards under equity incentive plans, (B) changes in the number of shares of outstanding Common Stock due to exercise or conversion of securities exercisable for or convertible into Common Stock outstanding as of the date of this Agreement, (C) any repurchase of capital stock of the Company, (D) as a result of the sale of Placement Shares or (E) other than as publicly reported or announced) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

(j)            Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the Registration Statement or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of options and restricted stock units under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. The description of the securities of the Company in the Registration Statement and the Prospectus is complete and accurate in all material respects. Except as disclosed in the Registration Statement or the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(k)            Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(l)            Authorization of Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, against payment therefor as provided herein, will be duly authorized, validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

(m)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company is required for the execution, delivery and performance by the Company this Agreement, the issuance and sale by the Company of the Placement Shares, except for such consents, approvals, authorizations, orders and registrations or qualifications as may been obtained or be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange in connection with the sale of the Placement Shares by the Agent.

(n)            No Preferential Rights. No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock), (ii) no Person has any preemptive rights, resale rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated thereby or otherwise, except for such rights as have been or will be duly waived on or prior to the date hereof.

(o)            Independent Public Accountant. The Company’s accountants, whose report on the financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Company’s accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(p)            Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus, other than such agreements that have expired by their terms or the termination of which is disclosed in documents filed by the Company on EDGAR, are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof; except for any unenforceability that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(q)            No Litigation. There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory audits or investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(r)            Licenses and Permits. The Company and the Subsidiaries have made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, consents, orders, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect.

(s)            Regulatory Filings. The Company has not failed to file with the applicable regulatory authorities any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect.

(t)            Market Capitalization. At the time the Registration Statement was or will be declared effective, and at the time the Company's most recent Annual Report on Form 10-K was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.6 of Form S-3, if applicable. The aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company)  (the “Non-Affiliate Shares”), was equal to $82,099,391 million  (calculated by multiplying (x) the highest price at which the common equity of the Company closed on the Exchange on November 19, 2025 times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(u)            No Material Defaults. Neither the Company nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(v)            Certain Market Activities. Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(w)            Broker/Dealer Relationships. Neither the Company, any of its Subsidiaries, nor any of the Company’s affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the rules and regulations of FINRA).

(x)            No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(y)            Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

(z)            Title to Real and Personal Property. The Company and the Subsidiaries have good and marketable title to all items of real property owned by them and good and valid title to all personal property described in the Registration Statement or Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real property described in the Registration Statement or Prospectus as being leased by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiaries or (B) would not have a Material Adverse Effect.

(aa)         Intellectual Property. The Company and the Subsidiaries own or possess enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary has received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or any Subsidiary’s patents, patent applications or proprietary information, except if such proceedings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)         Environmental Laws. Except as set forth in the Registration Statement or the Prospectus, the Company and the Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)         Disclosure Controls. The Company maintains systems of internal controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Prospectus or the Incorporated Documents). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Prospectus). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls or, to the Company’s knowledge, in other factors that would be reasonably expected to significantly affect the Company’s internal controls. To the knowledge of the Company, the Company’s “internal controls over financial reporting” and “disclosure controls and procedures” are effective.

(dd)         Sarbanes-Oxley. There has been no failure on the part of the Company or, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations promulgated thereunder in all material respects. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the 12 months prior to the date of this Agreement. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(ee)         Finder’s Fees. Neither the Company nor any Subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to Agent pursuant to this Agreement.

(ff)          Labor Disputes. No labor disturbance by or dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened which would have a Material Adverse Effect

(gg)         Investment Company Act. Neither the Company or any Subsidiary is or, after giving effect to the offering and sale of the Placement Shares, will it be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(hh)         Operations. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not have a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)            Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.

(jj)           Other Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction other than this Agreement.

(kk)         ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ll)           Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward Looking Statement”) contained in the Registration Statement and the Prospectus (i) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith, and (iii) been prepared in accordance with Item 10 of Regulation S-K under the Securities Act.

(mm)         Agent Purchases. The Company acknowledges and agrees that Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect, provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent.

(nn)         Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo)          Insurance. The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably believe is adequate for the conduct of their business and as is customary for companies of similar size engaged in similar businesses in similar industries.

(pp)         No Improper Practices. (i) Neither the Company nor, to the Company’s knowledge, the Subsidiaries nor any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, the Subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or the Subsidiaries or, to the Company’s knowledge, any affiliate of them, on the one hand, and the directors, officers or stockholders of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, the Subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or the Subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiaries or any of their respective products or services, and, (vi) neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

(qq)         Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

(rr)           No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined below), did not, does not and will not, through the completion of the Placement for which such Issuer Free Writing Prospectus is used or deemed used, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(ss)         No Conflicts. Neither the execution of this Agreement by the Company, nor the issuance, offering or sale of the Placement Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, other than in each case any such conflict, breach or violation that, individually or in the aggregate, which would not have a Material Adverse Effect.

(tt)           Sanctions. (i) The Company represents that, neither it nor any Subsidiary (collectively, the “Entity”) nor, any director, officer, employee, nor to the Entity’s knowledge, any agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (tt), “Covered Person”) that is, or is owned or controlled by a Covered Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions administered by OFAC.

(ii)  The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Covered Person:

(A)  to fund or facilitate any activities or business of or with any Covered Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Covered Person (including any Covered Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Entity represents and covenants that, except as detailed in the Prospectus, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Covered Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(uu)         Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with in all material respects.

(vv)         IT Systems. (x) There has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any security breach, attack or compromise to their IT Systems and Data, (ii) the Company and each of its subsidiaries have complied, and are presently in compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company and each of its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice.

(ww)        Compliance with Laws. Each of the Company and its Subsidiaries: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product marketed, manufactured or distributed by the Company or its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(xx)           [Reserved].

(yy)         FDA. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with all Authorizations and Applicable Laws, including, without limitation, the U.S Food and Drug Administration, (“FDA”) and the rules and regulations promulgated thereunder and current Good Clinical Practices (“GCP”) and Good Laboratory Practices and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted. The Company has filed or will file all necessary submissions, applications, and notifications to obtain approval or authorization from the FDA, the European Medicines Agency ("EMA"), and other regulatory bodies in jurisdictions where the Company conducts clinical trials or seeks approval for its product candidates, as required for the development and commercialization of its bacteriophage therapeutics.

(A) The Company has obtained, or will obtain, all required regulatory approvals or authorizations, including Investigational New Drug ("IND") applications for clinical trials from the FDA and Clinical Trial Authorizations ("CTA") from the EMA, or their equivalent in other jurisdictions, for the ongoing or planned clinical trials of its product candidates.

(B) All regulatory filings and submissions made by the Company to the FDA, EMA, and other applicable regulatory authorities have been or will be accurate, complete, and in compliance with the applicable regulatory requirements in all material respects.

(C) The Company has not received any notice from the FDA, EMA, or any other regulatory authority of any material deficiency or failure to comply with applicable regulations related to its product candidates or clinical trials that would reasonably be expected to have a Material Adverse Effect on the Company’s business or the prospects for obtaining regulatory approval for its product candidates.

(D) The Company’s product candidates (“Product Candidates”) are in development in accordance with the applicable regulatory pathways for new drug approval, including the FDA’s New Drug Application ("NDA") process, and similar processes with the EMA and other foreign regulatory bodies.

(E) To the Company’s knowledge, no regulatory authority has raised any material concerns with respect to the safety, efficacy, or quality of its product candidates, or the conduct of its clinical trials, and the Company has no reason to believe that any such concerns will arise that would reasonably be expected to delay or prevent the regulatory approval of its product candidates.

(F) The Company has not received any correspondence or notice from the FDA, EMA, or any other regulatory authority indicating any material violation, non-compliance, or investigation concerning its clinical trials, product candidates, or regulatory submissions.

(G) The Company has not been the subject of any regulatory enforcement action or warning letter from the FDA, EMA, or any other regulatory body, and to the Company’s knowledge, no such action is pending or threatened.

(H) All nonclinical studies and clinical trials sponsored by or on behalf of the Company and conducted with respect to the Product Candidates under the INDs and any foreign equivalents (the “Studies”) have been, and are being, conducted in all material respects in accordance with their applicable protocols, investigational plans, informed consent and institutional review board/ethics committee approvals, and in compliance with GLP, GCP and applicable requirements of the Regulatory Authorities, including registration and results reporting obligations (e.g., 42 U.S.C. § 282(j) and EMA/competent authority requirements). The descriptions of the INDs and the Studies, and the data, results and other information derived from the Studies and contained or incorporated by reference in the Registration Statement, and the Prospectus Supplement, are accurate and complete in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described therein in any material respect. The Company has not received any written notice from a Regulatory Authority requiring the termination, suspension, or imposition of a clinical hold, partial or complete response, or similar action with respect to either IND or any Study that is currently outstanding or unresolved.

(I) Neither the Company nor, to the Company’s knowledge, any agent of the Company has engaged in any off-label promotion, pre-approval marketing, kickbacks, or other prohibited activities in violation of Applicable Laws with respect to any Product Candidate.

Any certificate signed by an officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to or by the express terms of this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agent as to the matters set forth therein.

7.            Covenants of the Company. The Company covenants and agrees with Agent that:

(a)            Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information related to the transactions contemplated by this Agreement, (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto in writing within one (1) Business Day (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide Agent an opportunity to object to such filing if the filing does not name the Agent or does not relate to the transactions contemplated by this Agreement; and provided, further, that the only remedy Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)            Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c)            Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interests of the Company.

(d)            Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares, the Company will use commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange.

(e)            Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at Agent’s reasonable request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent or its counsel to the extent such document is available on EDGAR.

(f)            Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, provided that the Company will be deemed to have furnished such statements to its security holders to the extent they are filed with the Commission on EDGAR.

(g)            Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h)            Notice of Other Sales. Without prior written notice to Agent, the Company will not, (A) directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and (B) directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s issuance, grant or sale of (i) Common Stock, restricted stock units, options to purchase Common Stock or Common Stock issuable upon the exercise of options, or the vesting of any of the foregoing, pursuant to any stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options, convertible notes or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent and (iii) Common Stock or securities convertible into or exchangeable for shares of Common Stock issued in privately negotiated transactions to vendors, customers or other commercial or strategic partners or potential commercial or strategic partners, as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

(i)            Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

(j)            Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(k)            Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require with respect to the Placement Shares, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l)            Representation Dates; Certificate. On or prior to the date of the first Placement Notice delivered by the Company to the Agent (such date, the “First Placement Date”) and each time the Company:

(i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

(each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”)

the Company shall furnish the Agent (but in the case of clause (iv) above only if the Agent reasonably determines that the information contained in such Form 8-K is material) with a certificate dated the Representation Date, in the form attached hereto as Exhibit 7(l). The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or the Agent sells any Placement Shares, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice.

(m)            Legal Opinion and Negative Assurance Letter. (1) On or before the First Placement Date, the Company shall cause to be furnished to the Agent: (a) a written opinion and negative assurance letter of Thompson Hine LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agent, and (b) a written opinion of Ballard Sphar LLP (“Company Washington Counsel”) or other counsel reasonably satisfactory to the Agent, each in form and substance reasonably satisfactory to Agent and its counsel; and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion of and negative assurance letter of Company Counsel, or other counsel reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to Agent and its counsel; provided, however, the Company shall not be required to furnish any such letter if the Company does not intend to deliver a Placement Notice in such calendar quarter until such time as the Company delivers its next Placement Notice; (3) within five (5) Trading Days of each Representation Date, unless waived by the Agent, the Company shall cause to be furnished to the Agent a written opinion of Company Washington Counsel, or other counsel reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to Agent and its counsel; provided, however, that if Company Counsel, Company IP Counsel and Company Washington Counsel have previously furnished to the Agent such written opinions and negative assurance letter of such counsel as applicable, in each case substantially in the forms previously agreed between the Company and Agent, then the Company Counsel and Company Washington Counsel may, in respect of any future Representation Date, furnish the Agent with a letter signed by such counsel (each, a “Reliance Letter”) in lieu of such opinion and negative assurance of such counsel to the effect that the Agent may rely on the prior opinion and negative assurance of such counsel delivered pursuant to this Section 7(m) to the same extent as if it were date the date of such Reliance Letter (except that statements in such prior opinion and negative assurance shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter.

(n)            Comfort Letter. (1) On or before the First Placement Date and (2) within five (5) Trading Days of each Representation Date, other than pursuant to Section 7(l)(iii), with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n). The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to the Agent, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the Public Company Account Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)            Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(p)            Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(q)            No Offer to Sell. Other than the Prospectus and the Issuer Free Writing Prospectus approved in advance by the Company and the Agent in its capacity as agent hereunder, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(r)            Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(s)            Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company's financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company are being made only in accordance with management's and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the organization, particularly during the period in which such periodic reports are being prepared.

8.            Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, in such number as the Agent shall reasonably deem necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the reasonable and documented out-of-pocket expenses of Agent, including reasonable and documented fees and disbursements of counsel to the Agent incurred in connection with (a) entering into the transactions contemplated by this Agreement in an amount not to exceed $75,000 in the aggregate, and (b) in an amount not to exceed $5,000 per calendar quarter thereafter payable in connection with each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable excluding the date of this Agreement, (v) the printing and delivery to the Agent of copies of any Permitted Issuer Free Writing Prospectus (defined below) and the Prospectus and any amendments or supplements thereto in such number as the Agent shall deem reasonably necessary, (vi) the preparation, printing and delivery to the Agent of copies of the blue sky survey, (vii) the documented fees and expenses of the transfer agent and registrar for the Common Stock, (viii) the reasonable and documented fees and expenses incident to any review by FINRA of the terms of the sale of the Placement Shares, including fees and expenses of counsel to the Agent, and (ix) the documented fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

9.            Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)            Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of material fact made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion, in consultation with outside counsel, is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)           Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company's securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus..

(e)           Legal Opinion. The Agent shall have received the opinion and the negative assurance letter of Company Counsel and the opinion of Company Washington Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion and letter, as applicable, is required pursuant to Section 7(m).

(f)            Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(n).

(g)           Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h)           Secretary’s Certificate. On or prior to the first Representation Date, the Agent shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to the Agent and its counsel.

(i)            No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange, and the Common Stock shall not have been delisted from the Exchange.

(j)            Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

(k)            Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act with respect to the Placement Shares to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l)            Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(m)            FINRA. FINRA shall have raised no objection to the terms of this offering and the amount of compensation allowable or payable to the Agent as described in the Prospectus.

(n)            No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 12(a).

10.            Indemnification and Contribution.

(a)            Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)          against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, of the Company to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)            Agent Indemnification. Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Agent and furnished to the Company in writing by the Agent expressly for use therein.

(c)            Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it may have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice related to fees, disbursements and other reasonable charges in detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred and documented in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for the purpose of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of the Agent, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

11.           Additional Covenants.

(a)            Representations and Covenants of the Agent. The Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required. The Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required, during the term of this Agreement. The Agent shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement, including the issuance and sale through the Agent of the Placement Shares

(b)            Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12.          Termination.

(a)            The Agent may terminate this Agreement, by written notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect has occurred, which in the reasonable judgment of the Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Expenses), Section 10 (Indemnification), Section 11 (Survival of Representations), Section 17 (Governing Law; Consent to Jurisdiction) and Section 18 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 12(a), the Agent shall provide the required written notice as specified in Section 13 (Notices).

(b)            The Company shall have the right, by giving three (3) days written notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. Additionally, the Company may reduce the amount to be sold under this Agreement in its sole discretion at any time upon prompt written notice.

(c)            The Agent shall have the right, by giving three (3) days written notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d)            Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(e)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11, Section 17 and Section 18 shall remain in full force and effect.

(f)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be; provided, further, any termination of this Agreement in accordance with the terms of Section 12(b) or (c) shall not be effective until the date that is ten days after the date of such written notice. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(g)            Subject to the additional limitations set forth in Section 8 of this Agreement, in the event of termination of this Agreement prior to the sale of any Placement Shares, the Agent shall be entitled only to reimbursement of its out-of-pocket expenses actually incurred.

13.           Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

JonesTrading Institutional Services LLC

880 Island Park Drive, 3rd Floor

Daniel Island, SC 29492

Attn:

Email:

and

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st floor

New York, NY 10036

Attn:

Email:

and if to the Company, shall be delivered to:

Armata Pharmaceuticals, Inc.

5005 McConnell Avenue

Los Angeles, CA 90066

Attn:

Email:

with a copy to:

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, NY 10017

Attn:

Email:

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below) or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent, so long as such affiliate is a registered broker dealer.

15.           Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

16.           Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

17.          GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.           CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19.           Use of Information.    The Agent may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

20.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or other electronic transmission.

21.            Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

22.            Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agent (which consent shall not be unreasonably withheld or delayed), and the Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be (a “Permitted Free Writing Prospectus”). The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

23.            Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)            The Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)            it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)            it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)            it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agent’s obligations under this Agreement and to keep information provided by the Company to the Agent and the Agent’s counsel confidential to the extent not otherwise publicly-available.

24.            Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement Shares pursuant to this Agreement, and (iii) each Settlement Date.

“Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Subsidiary” means any subsidiary of the Company that may be identified on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means any day on which shares of Common Stock are purchased and sold on the Exchange.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

ARMATA PHARMACEUTICALS, INC.

By:	/s/ Deborah L. Birx
Name: Deborah L. Birx, M.D.
Title: Chief Executive Officer

ACCEPTED as of the date first-above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Burke Cook
Name: Burke Cook
Title: General Counsel

SCHEDULE 1

__________________________

FORM OF PLACEMENT NOTICE

__________________________

From:	[•]

To:	JONESTRADING INSTITUTIONAL SERVICES LLC
Attention:

Subject:	Placement Notice

Date:	[•]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Capital on Demand™ Sales Agreement between Armata Pharmaceuticals, Inc. (the “Company”), and JONESTRADING INSTITUTIONAL SERVICES LLC (“Agent”), dated [•], 20[•], the Company hereby requests that the Agent sell up to ____________ of the Company’s Common Stock, $0.01 par value per share, at a minimum market price of $_______ per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Compensation

The Company shall pay to the Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to 3% of aggregate gross sales made on sales of such Placement Shares.

SCHEDULE 3

Notice Parties

The Company

[•]

The Agent

[•]

EXHIBIT 7(l)

Form of Representation Date Certificate

____________________, 20__

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the Capital on Demand™ Sales Agreement (the “Agreement”), dated December 1, 2025, and entered into between Armata Pharmaceuticals, Inc. (the “Company”) and JonesTrading Institutional Services LLC. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement

The undersigned, a duly appointed and authorized officer of the Company, having made all necessary inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate, hereby certifies as follows:

1.            As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

2.            Each of the representations and warranties of the Company contained in the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were so true and correct as of such date; and.

3.            Each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4.            Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Effect.

1

5.            No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6.            No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Shares under the applicable securities or blue sky laws of any applicable jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company's knowledge or in writing by, any applicable securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Representation Date Certificate as of the date first written above.

[•]

By:
Name:
Title:

2